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Exhibit 5.2

CONSENT OF CIBC WORLD MARKETS INC.

        We hereby consent to the references to our name and to our opinion letter dated August 18, 2008 in the management information circular of BFI Canada Income Fund (the "Fund"), dated September 25, 2008 (the "Circular"), under the heading "CIBC World Markets' Consent" and in Appendix F to the Circular. We also consent to the incorporation by reference of the Circular in this Registration Statement on Form F-10.

        This consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement. Our opinion remains subject to the assumptions, limitations and qualifications set forth therein and is not to be used, circulated, quoted or otherwise referred to in whole or in part in any other registration statement, prospectus or any other document, except in accordance with our prior written consent. In giving our consent herein, we do not admit that we come within the category of persons whose consent is required under any applicable law, and we do not admit that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any comparable provisions of Canadian securities laws.

/s/ CIBC World Markets Inc.

October 17, 2008

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  Exhibit 5.2
CONSENT OF CIBC WORLD MARKETS INC.